ANNALY CAPITAL MANAGEMENT, INC. REPORTS 4th QUARTER 2017 RESULTS

NEW YORK—February 14, 2018 —Annaly Capital Management, Inc. (NYSE: NLY) (the “Company” or “Annaly”) today announced its financial results for the quarter and year ended December 31, 2017.
Quarterly Financial Highlights

•	GAAP net income of $746.8 million, $0.62 per average common share

•	Core earnings (excluding PAA) were $387.0 million, $0.31 per average common share

•	GAAP return on average equity was 20.58% and core return on average equity (excluding PAA) was 10.67%

•	Book value per common share of $11.34

•	Economic leverage of 6.6x as compared to 6.9x at September 30, 2017

•	Net interest margin (excluding PAA) of 1.51%, up from 1.47% in the prior quarter

•	Declared common stock dividend of $0.30 per share for the 17th consecutive fiscal quarter

•	2017 annual economic return of 12.4%

Business Highlights

•	Total 2017 shareholder return of 32% is ~50% better than both the S&P 500 and the Bloomberg Mortgage REIT Index

•	Raised $2.4 billion through a series of common and preferred equity offerings in 2017, along with an additional $425.0 million of preferred equity issued in January 2018

•
Proceeds from preferred equity issuances used, in part, to redeem $597.8 million of outstanding preferred shares, of which $412.5 million settled in February 2018, lowering our cost of preferred capital from 7.62% to 7.05%

•
Continued growth of credit businesses, representing 24% of dedicated capital at year-end 2017 compared to 20% in the prior year; corporate debt investments exceeded and residential mortgage loans approached the $1.0 billion milestone

•	Appointed Chief Executive Officer and President Kevin Keyes as Chairman of the Board of Directors, effective January 1, 2018

•	Appointed two new independent members to the Board of Directors effective January 1, 2018; female representation on the Board now at 36%

•	Created Public Responsibility Committee to assist the Company's Board of Directors in its oversight and review of corporate social responsibility initiatives

•	Recognized in the 2018 Bloomberg Gender-Equality Index, reflecting the Company’s commitment to creating a gender equal workplace

•	Established joint venture with Capital Impact Partners, a prominent community development financial institution

•
Senior executive team voluntarily increased their stock ownership commitments beyond applicable ownership guidelines, with such positions to be achieved solely through open market purchases by July 2020

“We concluded 2017 having made significant progress on a number of key goals and initiatives that further strengthen Annaly’s industry leading position,” commented Kevin Keyes, Chairman, Chief Executive Officer and President. “We accomplished a record breaking return to the capital markets, raising $2.8 billion in the common and preferred equity markets over the past six months and we further diversified our portfolio, growing our allocation to credit to 24% of equity while broadening our investment options.  Additionally, in 2017 we expanded our institutional relationships with investment partners across our four businesses and through our continued ESG endeavors.  These strategic initiatives, combined with our prudent risk management and portfolio positioning, contributed to our outperformance last year, evidenced by a total shareholder return of 32%, an economic return of 12.4% and $1.4 billion of dividends paid to our Annaly shareholders.”

Mr. Keyes continued, “Entering into 2018, we reduced leverage to enhance our liquidity in order to quickly take advantage of future market dislocations and we have increased our hedging activity within the portfolio to preserve our earnings power and protect book value as rates have risen.  As we look ahead, we are confident in our seasoned investment teams, our diversification strategy and our unique ability to continue to generate attractive risk-adjusted returns in a more volatile market environment.”

Financial Performance

The following table summarizes certain key performance indicators as of and for the quarters ended December 31, 2017, September 30, 2017 and December 31, 2016:

	December 31, 2017	September 30, 2017	December 31, 2016
Book value per common share	$11.34	$11.42	$11.16
Economic leverage at period-end (1)	6.6:1	6.9:1	6.4:1
GAAP net income (loss) per average common share (2)	$0.62	$0.31	$1.79
Annualized GAAP return (loss) on average equity	20.58%	10.98%	57.23%
Net interest margin (3)	1.47%	1.33%	2.49%
Average yield on interest earning assets (4)	2.97%	2.79%	3.81%
Average cost of interest bearing liabilities (5)	1.83%	1.82%	1.53%
Net interest spread	1.14%	0.97%	2.28%
Core Earnings Metrics: *
Core earnings (excluding PAA) per average common share (2)(6)	$0.31	$0.30	$0.30
Core earnings per average common share (2)(6)	$0.30	$0.26	$0.53
PAA cost (benefit) per average common share	$0.01	$0.04	$(0.23)
Annualized core return on average equity (excluding PAA)	10.67%	10.57%	10.13%
Net interest margin (excluding PAA) (3)	1.51%	1.47%	1.53%
Average yield on interest earning assets (excluding PAA) (4)	3.02%	2.97%	2.68%
Net interest spread (excluding PAA)	1.19%	1.15%	1.15%

*	Represents non-GAAP financial measures. Please refer to the ‘Non-GAAP Financial Measures’ section for additional information.

(1)
Computed as the sum of recourse debt, to-be-announced (“TBA”) derivative notional outstanding and net forward purchases of investments divided by total equity. Recourse debt consists of repurchase agreements and other secured financing. Securitized debt, participation sold and mortgages payable are non-recourse to the Company and are excluded from this measure.

(2)
Net of dividends on preferred stock. The quarter ended December 31, 2017 excludes, and the quarter ended September 30, 2017 includes, cumulative and undeclared dividends of $8.3 million on the Company's Series F Preferred Stock as of September 30, 2017.

(3)
Represents the sum of the Company’s annualized economic net interest income (inclusive of interest expense on interest rate swaps used to hedge cost of funds) plus TBA dollar roll income (less interest expense on swaps used to hedge TBA dollar roll transactions) divided by the sum of its average interest earning assets plus average outstanding TBA derivative balances.

(4)
Average yield on interest earning assets represents annualized interest income divided by average interest earning assets. Average interest earning assets reflects the average amortized cost of our investments during the period. Average yield on interest earning assets (excluding PAA) is calculated using annualized interest income (excluding PAA).

(5)	Includes interest expense on interest rate swaps used to hedge cost of funds.

(6)
Core earnings is defined as net income (loss) excluding gains or losses on disposals of investments and termination of interest rate swaps, unrealized gains or losses on interest rate swaps and investments measured at fair value through earnings, net gains and losses on trading assets, impairment losses, net income (loss) attributable to noncontrolling interest, corporate acquisition related expenses and certain other non-recurring gains or losses, and inclusive of TBA dollar roll income (a component of Net gains (losses) on trading assets) and realized amortization of mortgage servicing rights ("MSR") (a component of net unrealized gains (losses) on investments measured at fair value through earnings). Core earnings (excluding PAA) excludes the premium amortization adjustment (“PAA”) representing the cumulative impact on prior periods, but not the current period, of quarter-over-quarter changes in estimated long-term prepayment speeds related to the Company’s Agency mortgage-backed securities.

Other Information
The Company continues to analyze the overall effects of tax reform legislation, the Tax Cuts and Jobs Act, to our operations, our industry and the economy in general. While we do not expect to see a material impact on our operations, we anticipate certain of our individual taxable shareholders may benefit by receiving a 20% deduction on the portion of our dividends characterized as ordinary income. The Company has posted 'Tax Cuts and Jobs Act Treatment of REIT Dividends' on its website (www.annaly.com) in the Investors section under Tax Information. The Company also advises its shareholders to contact their individual tax advisor to determine how their individual tax profile is affected.

This news release and our public documents to which we refer contain or incorporate by reference certain forward-looking statements which are based on various assumptions (some of which are beyond our control) and may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “anticipate,” “continue,” or similar terms or variations on those terms or the negative of those terms. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability of mortgage-backed securities and other securities for purchase; the availability of financing and, if available, the terms of any financing; changes in the market value of our assets; changes in business conditions and the general economy; our ability to grow our commercial real estate business; our ability to grow our residential mortgage credit business; our ability to grow our middle market lending business; credit risks related to our investments in credit risk transfer securities, residential mortgage-backed securities and related residential mortgage credit assets, commercial real estate assets and corporate debt; risks related to investments in mortgage servicing rights;

our ability to consummate any contemplated investment opportunities; changes in government regulations and policy affecting our business; our ability to maintain our qualification as a REIT for U.S. federal income tax purposes; and our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. We do not undertake, and specifically disclaim any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements, except as required by law.

Annaly is a leading diversified capital manager that invests in and finances residential and commercial assets. Annaly’s principal business objective is to generate net income for distribution to its stockholders and to preserve capital through prudent selection of investments and continuous management of its portfolio. Annaly has elected to be taxed as a real estate investment trust, or REIT, for federal income tax purposes. Annaly is externally managed by Annaly Management Company LLC. Additional information on the Company can be found at www.annaly.com.

The Company prepares a supplemental investor presentation and a financial summary for the benefit of its shareholders. Both the Fourth Quarter 2017 Investor Presentation and the Fourth Quarter 2017 Financial Summary can be found at the Company’s website (www.annaly.com) in the Investors section under Investor Presentations.

Conference Call

The Company will hold the fourth quarter 2017 earnings conference call on February 15, 2018 at 10:00 a.m. Eastern Time. The number to call is 888-317-6003 for domestic calls and 412-317-6061 for international calls. The conference passcode is 5565471. There will also be an audio webcast of the call on www.annaly.com. The replay of the call will be available for one week following the conference call. The replay number is 877-344-7529 for domestic calls and 412-317-0088 for international calls and the conference passcode is 10115830. If you would like to be added to the e-mail distribution list, please visit www.annaly.com, click on Investors, then select Email Alerts and complete the email notification form.

Financial Statements
ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(dollars in thousands, except per share data)

	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016 (1)
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
ASSETS
Cash and cash equivalents (2)	$706,589	$867,840	$700,692	$819,421	$1,539,746
Investments, at fair value:
Agency mortgage-backed securities	90,551,763	85,889,131	73,963,998	72,708,490	75,589,873
Credit risk transfer securities	651,764	582,938	605,826	686,943	724,722
Non-Agency mortgage-backed securities	1,097,294	1,227,235	1,234,053	1,409,093	1,401,307
Residential mortgage loans (3)	1,438,322	895,919	779,685	682,416	342,289
Mortgage servicing rights	580,860	570,218	605,653	632,166	652,216
Commercial real estate debt investments (4)	3,089,108	3,869,110	3,972,560	4,102,613	4,321,739
Commercial real estate debt and preferred equity, held for investment	1,029,327	981,748	928,181	985,091	970,505
Commercial loans held for sale, net	—	—	—	—	114,425
Investments in commercial real estate	485,953	470,928	474,510	462,760	474,567
Corporate debt	1,011,275	856,110	773,957	841,265	773,274
Interest rate swaps, at fair value (2)	30,272	12,250	10,472	19,195	68,194
Other derivatives, at fair value	283,613	266,249	154,004	196,935	171,266
Receivable for investments sold	1,232	340,033	9,784	354,126	51,461
Accrued interest and dividends receivable	323,526	293,207	263,217	266,887	270,400
Other assets	384,117	353,708	399,456	388,224	333,063
Goodwill	71,815	71,815	71,815	71,815	71,815
Intangible assets, net	23,220	25,742	28,715	31,517	34,184
Total assets	$101,760,050	$97,574,181	$84,976,578	$84,658,957	$87,905,046
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Repurchase agreements	$77,696,343	$69,430,268	$62,497,400	$62,719,087	$65,215,810
Other secured financing	3,837,528	3,713,256	3,785,543	3,876,150	3,884,708
Securitized debt of consolidated VIEs (5)	2,971,771	3,357,929	3,438,675	3,477,059	3,655,802
Participation sold	—	—	—	12,760	12,869
Mortgages payable	309,686	311,886	311,810	311,707	311,636
Interest rate swaps, at fair value (2)	569,129	606,960	614,589	572,419	1,443,765
Other derivatives, at fair value	38,725	75,529	99,380	52,496	86,437
Dividends payable	347,876	326,425	305,709	305,691	305,674
Payable for investments purchased	656,581	5,243,868	1,043,379	340,383	65,041
Accrued interest payable	253,068	231,611	185,720	182,478	163,013
Accounts payable and other liabilities	207,770	121,231	84,948	161,378	184,319
Total liabilities	86,888,477	83,418,963	72,367,153	72,011,608	75,329,074
Stockholders’ Equity:
7.875% Series A Cumulative Redeemable Preferred Stock (6)	—	—	177,088	177,088	177,088
7.625% Series C Cumulative Redeemable Preferred Stock (7)	290,514	290,514	290,514	290,514	290,514
7.50% Series D Cumulative Redeemable Preferred Stock (8)	445,457	445,457	445,457	445,457	445,457
7.625% Series E Cumulative Redeemable Preferred Stock (9)	287,500	287,500	287,500	287,500	287,500
6.95% Series F Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock (10)	696,910	696,910	—	—	—
Common stock, par value $0.01 per share (11)	11,596	10,881	10,190	10,190	10,189
Additional paid-in capital	17,221,265	16,377,805	15,581,760	15,580,038	15,579,342
Accumulated other comprehensive income (loss)	(1,126,020)	(640,149)	(850,767)	(1,126,091)	(1,085,893)
Accumulated deficit	(2,961,749)	(3,320,160)	(3,339,228)	(3,024,670)	(3,136,017)
Total stockholders’ equity	14,865,473	14,148,758	12,602,514	12,640,026	12,568,180
Noncontrolling interest	6,100	6,460	6,911	7,323	7,792
Total equity	14,871,573	14,155,218	12,609,425	12,647,349	12,575,972
Total liabilities and equity	$101,760,050	$97,574,181	$84,976,578	$84,658,957	$87,905,046

(1)	Derived from the audited consolidated financial statements at December 31, 2016.

(2)
As a result of a change to a clearing organization’s rulebook effective January 3, 2017, beginning with the first quarter 2017 and in subsequent periods the Company is presenting the fair value of centrally cleared interest rate swaps net of variation margin pledged under such transactions. The variation margin was previously reported under cash and cash equivalents and is currently reported as a reduction to interest rate swaps, at fair value. Balances reported prior to the effective date will not be adjusted.

(3)
Includes securitized residential mortgage loans of a consolidated variable interest entity (“VIE”) carried at fair value of $478.8 million, $139.8 million, $150.9 million, $155.6 million and $165.9 million at December 31, 2017, September 30, 2017, June 30, 2017, March 31, 2017 and December 31, 2016, respectively.

(4)
Includes senior securitized commercial mortgage loans of consolidated VIEs with a carrying value of $2.8 billion, $3.6 billion, $3.7 billion, $3.7 billion and $3.9 billion at December 31, 2017, September 30, 2017, June 30, 2017, March 31, 2017 and December 31, 2016, respectively.

(5)
Includes securitized debt of consolidated VIEs carried at fair value of $3.0 billion, $3.4 billion, $3.4 billion, $3.5 billion and $3.7 billion at December 31, 2017, September 30, 2017, June 30, 2017, March 31, 2017 and December 31, 2016, respectively.

(6)
Includes 0 shares authorized, issued and outstanding at December 31, 2017. Includes 7,412,500 authorized shares and 0 shares issued and outstanding at September 30, 2017.  Includes 7,412,500 shares authorized, issued and outstanding at each of June 30, 2017, March 31, 2017 and December 31, 2016.

(7)
Includes 12,000,000 shares authorized, issued and outstanding at December 31, 2017.  Includes 12,650,00 shares authorized and 12,000,000 shares issued and outstanding at each of September 30, 2017, June 30, 2017, March 31, 2017 and December 31, 2016.

(8)	Includes 18,400,000 shares authorized, issued and outstanding.

(9)	Includes 11,500,000 shares authorized, issued and outstanding.

(10)
Includes 28,800,000 shares authorized, issued and outstanding at December 31, 2017.  Includes 32,200,000 shares authorized and 28,800,000 shares issued and outstanding at September 30, 2017.  Includes 0 shares authorized, issued and outstanding at each of June 30, 2017, March 31, 2017 and December 31, 2016.

(11)
Includes 1,929,300,000 shares authorized and 1,159,585,078 issued and outstanding at December 31, 2017.  Includes 1,917,837,500 shares authorized and 1,088,083,794 issued and outstanding at September 30, 2017.  Includes 1,945,437,500 shares authorized and 1,019,027,880 shares issued and outstanding at June 30, 2017.  Includes 1,945,437,500 shares authorized and 1,018,971,441 shares issued and outstanding at March 31, 2017.  Includes 1,945,437,500 shares authorized and 1,018,913,249 shares issued and outstanding at December 31, 2016.

ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(Unaudited)
(dollars in thousands, except per share data)

	For the quarters ended
	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
Net interest income:
Interest income	$745,423	$622,550	$537,426	$587,727	$807,022
Interest expense	318,711	268,937	222,281	198,425	183,396
Net interest income	426,712	353,613	315,145	389,302	623,626

Realized and unrealized gains (losses):
Realized gains (losses) on interest rate swaps (1)	(82,271)	(88,211)	(96,470)	(104,156)	(103,872)
Realized gains (losses) on termination of interest rate swaps	(160,075)	—	(58)	—	(55,214)
Unrealized gains (losses) on interest rate swaps	484,447	56,854	(177,567)	149,184	1,430,668
Subtotal	242,101	(31,357)	(274,095)	45,028	1,271,582
Net gains (losses) on disposal of investments	7,895	(11,552)	(5,516)	5,235	7,782
Net gains (losses) on trading assets	121,334	154,208	(14,423)	319	(139,470)
Net unrealized gains (losses) on investments measured at fair value through earnings	(12,115)	(67,492)	16,240	23,683	110,742
Subtotal	117,114	75,164	(3,699)	29,237	(20,946)
Total realized and unrealized gains (losses)	359,215	43,807	(277,794)	74,265	1,250,636
Other income (loss)	25,064	28,282	30,865	31,646	30,918
General and administrative expenses:
Compensation and management fee	44,129	41,993	38,938	39,262	39,845
Other general and administrative expenses	15,128	15,023	15,085	14,566	15,608
Total general and administrative expenses	59,257	57,016	54,023	53,828	55,453
Income (loss) before income taxes	751,734	368,686	14,193	441,385	1,849,727
Income taxes	4,963	1,371	(329)	977	1,244
Net income (loss)	746,771	367,315	14,522	440,408	1,848,483
Net income (loss) attributable to noncontrolling interest	(151)	(232)	(102)	(103)	(87)
Net income (loss) attributable to Annaly	746,922	367,547	14,624	440,511	1,848,570
Dividends on preferred stock (2)	32,334	30,355	23,473	23,473	23,473
Net income (loss) available (related) to common stockholders	$714,588	$337,192	$(8,849)	$417,038	$1,825,097

Net income (loss) per share available (related) to common stockholders:
Basic	$0.62	$0.31	$(0.01)	$0.41	$1.79
Diluted	$0.62	$0.31	$(0.01)	$0.41	$1.79

Weighted average number of common shares outstanding:
Basic	1,151,653,296	1,072,566,395	1,019,000,817	1,018,942,746	1,018,886,380
Diluted	1,152,138,887	1,073,040,637	1,019,000,817	1,019,307,379	1,019,251,111

Net income (loss)	$746,771	$367,315	$14,522	$440,408	$1,848,483
Other comprehensive income (loss):
Unrealized gains (losses) on available-for-sale securities	(487,597)	195,251	261,964	(59,615)	(2,206,288)
Reclassification adjustment for net (gains) losses included in net income (loss)	1,726	15,367	13,360	19,417	718
Other comprehensive income (loss)	(485,871)	210,618	275,324	(40,198)	(2,205,570)
Comprehensive income (loss)	260,900	577,933	289,846	400,210	(357,087)
Comprehensive income (loss) attributable to noncontrolling interest	(151)	(232)	(102)	(103)	(87)
Comprehensive income (loss) attributable to Annaly	261,051	578,165	289,948	400,313	(357,000)
Dividends on preferred stock	32,334	30,355	23,473	23,473	23,473
Comprehensive income (loss) attributable to common stockholders	$228,717	$547,810	$266,475	$376,840	$(380,473)

(1)	Interest expense related to the Company’s interest rate swaps is recorded in Realized gains (losses) on interest rate swaps on the Consolidated Statements of Comprehensive Income.

(2)
The quarter ended December 31, 2017 excludes, and the quarter ended September 30, 2017 includes, cumulative and undeclared dividends of $8.3 million on the Company's Series F Preferred Stock as of September 30, 2017.

ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(dollars in thousands, except per share data)
(Unaudited)

	For the years ended
	December 31, 2017	December 31, 2016
Net interest income:
Interest income	$2,493,126	$2,210,951
Interest expense	1,008,354	657,752
Net interest income	1,484,772	1,553,199
Realized and unrealized gains (losses):
Realized gains (losses) on interest rate swaps (1)	(371,108)	(506,681)
Realized gains (losses) on termination of interest rate swaps	(160,133)	(113,941)
Unrealized gains (losses) on interest rate swaps	512,918	282,190
Subtotal	(18,323)	(338,432)
Net gains (losses) on disposal of investments	(3,938)	33,089
Net gains (losses) on trading assets	261,438	230,580
Net unrealized gains (losses) on investments measured at fair value through earnings	(39,684)	86,391
Bargain purchase gain	—	72,576
Subtotal	217,816	422,636
Total realized and unrealized gains (losses)	199,493	84,204
Other income (loss)	115,857	44,144
General and administrative expenses:
Compensation and management fee	164,322	151,599
Other general and administrative expenses	59,802	98,757
Total general and administrative expenses	224,124	250,356
Income (loss) before income taxes	1,575,998	1,431,191
Income taxes	6,982	(1,595)
Net income (loss)	1,569,016	1,432,786
Net income (loss) attributable to noncontrolling interest	(588)	(970)
Net income (loss) attributable to Annaly	1,569,604	1,433,756
Dividends on preferred stock	109,635	82,260
Net income (loss) available (related) to common stockholders	$1,459,969	$1,351,496

Net income (loss) per share available (related) to common stockholders:
Basic	$1.37	$1.39
Diluted	$1.37	$1.39

Weighted average number of common shares outstanding:
Basic	1,065,923,652	969,787,583
Diluted	1,066,351,616	970,102,353

Net income (loss)	$1,569,016	$1,432,786
Other comprehensive income (loss):
Unrealized gains (losses) on available-for-sale securities	(89,997)	(686,414)
Reclassification adjustment for net (gains) losses included in net income (loss)	49,870	(21,883)
Other comprehensive income (loss)	(40,127)	(708,297)
Comprehensive income (loss)	1,528,889	724,489
Comprehensive income (loss) attributable to noncontrolling interest	(588)	(970)
Comprehensive income (loss) attributable to Annaly	1,529,477	725,459
Dividends on preferred stock	109,635	82,260
Comprehensive income (loss) attributable to common stockholders	$1,419,842	$643,199

(1)	Interest expense related to the Company’s interest rate swaps is recorded in Realized gains (losses) on interest rate swaps on the Consolidated Statements of Comprehensive Income.

Key Metrics

The following table presents key metrics of the Company’s portfolio, liabilities and hedging positions, and performance as of and for the quarters ended December 31, 2017, September 30, 2017, and December 31, 2016:

	December 31, 2017	September 30, 2017	December 31, 2016
Portfolio Related Metrics:
Fixed-rate Residential Investment Securities as a percentage of total Residential Investment Securities	90%	89%	83%
Adjustable-rate and floating-rate Residential Investment Securities as a percentage of total Residential Investment Securities	10%	11%	17%
Weighted average experienced CPR for the period	9.8%	10.3%	15.6%
Weighted average projected long-term CPR at period-end	10.4%	10.4%	10.1%

Liabilities and Hedging Metrics:
Weighted average days to maturity on repurchase agreements outstanding at period-end	58	65	96
Hedge ratio (1)	70%	67%	56%
Weighted average pay rate on interest rate swaps at period-end (2)	2.22%	2.27%	2.22%
Weighted average receive rate on interest rate swaps at period-end (2)	1.58%	1.35%	1.02%
Weighted average net rate on interest rate swaps at period-end (2)	0.64%	0.92%	1.20%
Leverage at period-end (3)	5.7:1	5.4:1	5.8:1
Economic leverage at period-end (4)	6.6:1	6.9:1	6.4:1
Capital ratio at period-end	12.9%	12.3%	13.1%

Performance Related Metrics:
Book value per common share	$11.34	$11.42	$11.16
GAAP net income (loss) per average common share (5)	$0.62	$0.31	$1.79
Annualized GAAP return (loss) on average equity	20.58%	10.98%	57.23%
Net interest margin	1.47%	1.33%	2.49%
Average yield on interest earning assets (6)	2.97%	2.79%	3.81%
Average cost of interest bearing liabilities (7)	1.83%	1.82%	1.53%
Net interest spread	1.14%	0.97%	2.28%
Dividend declared per common share	$0.30	$0.30	$0.30
Annualized dividend yield (8)	10.09%	9.84%	12.04%
Core Earnings Metrics *
Core earnings (excluding PAA) per average common share (5)	$0.31	$0.30	$0.30
Core earnings per average common share (5)	$0.30	$0.26	$0.53
PAA cost (benefit) per average common share	$0.01	$0.04	$(0.23)
Annualized core return on average equity (excluding PAA)	10.67%	10.57%	10.13%
Net interest margin (excluding PAA)	1.51%	1.47%	1.53%
Average yield on interest earning assets (excluding PAA) (6)	3.02%	2.97%	2.68%
Net interest spread (excluding PAA)	1.19%	1.15%	1.15%

*	Represents non-GAAP financial measures. Please refer to the ‘Non-GAAP Financial Measures’ section for additional information.

(1)
Measures total notional balances of interest rate swaps, interest rate swaptions and futures relative to repurchase agreements, other secured financing and TBA notional outstanding;  excludes MSRs and the effects of term financing, both of which serve to reduce interest rate risk. Additionally, the hedge ratio does not take into consideration differences in duration between assets and liabilities.

(2)	Excludes forward starting swaps.

(3)
Debt consists of repurchase agreements, other secured financing, securitized debt, participation sold and mortgages payable. Securitized debt, participation sold and mortgages payable are non-recourse to the Company.

(4)	Computed as the sum of recourse debt, TBA derivative notional outstanding and net forward purchases of investments divided by total equity.

(5)
Net of dividends on preferred stock. The quarter ended December 31, 2017 excludes, and the quarter ended September 30, 2017 includes, the cumulative and undeclared dividends as of September 30, 2017 on the Company's Series F Preferred Stock of $8.3 million.

(6)
Average yield on interest earning assets represents annualized interest income divided by average interest earning assets. Average interest earning assets reflects the average amortized cost of our investments during the period. Average yield on interest earning assets (excluding PAA) is calculated using annualized interest income (excluding PAA).

(7)	Included interest expense on interest rate swaps used to hedge cost of funds.

(8)	Based on the closing price of the Company’s common stock of $11.89, $12.19 and $9.97 at December 31, 2017, September 30, 2017 and December 31, 2016, respectively.

Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company provides the following non-GAAP measures:

•	core earnings and core earnings (excluding PAA);

•	core earnings and core earnings (excluding PAA) per average common share;

•	annualized core return on average equity (excluding PAA);

•	interest income (excluding PAA);

•	economic interest expense;

•	economic net interest income (excluding PAA);

•	average yield on interest earning assets (excluding PAA);

•	net interest margin (excluding PAA); and

•	net interest spread (excluding PAA).

These measures should not be considered a substitute for, or superior to, financial measures computed in accordance with GAAP. While intended to offer a fuller understanding of the Company’s results and operations, non-GAAP financial measures also have limitations. For example, the Company may calculate its non-GAAP metrics, such as core earnings, or the PAA, differently than its peers making comparative analysis difficult. Additionally, in the case of non-GAAP measures that exclude the PAA, the amount of amortization expense excluding the PAA is not necessarily representative of the amount of future periodic amortization nor is it indicative of the term over which the Company will amortize the remaining unamortized premium. Changes to actual and estimated prepayments will impact the timing and amount of premium amortization and, as such, both GAAP and non-GAAP results.

These non-GAAP measures provide additional detail to enhance investor understanding of the Company’s period-over-period operating performance and business trends, as well as for assessing the Company’s performance versus that of industry peers. Additional information pertaining to the Company’s use of these non-GAAP financial measures, including discussion of how each such measure is useful to investors, and reconciliations to their most directly comparable GAAP results are provided below.

Amortization
In accordance with GAAP, the Company amortizes or accretes premiums or discounts into interest income for its Agency mortgage-backed securities, excluding interest-only securities, taking into account estimates of future principal prepayments in the calculation of the effective yield. The Company recalculates the effective yield as differences between anticipated and actual prepayments occur. Using third-party model and market information to project future cash flows and expected remaining lives of securities, the effective interest rate determined for each security is applied as if it had been in place from the date of the security’s acquisition. The amortized cost of the security is then adjusted to the amount that would have existed had the new effective yield been applied since the acquisition date. The adjustment to amortized cost is offset with a charge or credit to interest income. Changes in interest rates and other market factors will impact prepayment speed projections and the amount of premium amortization recognized in any given period.

The Company’s GAAP metrics include the unadjusted impact of amortization and accretion associated with this method. Certain of the Company’s non-GAAP metrics exclude the effect of the PAA, which quantifies the component of premium amortization representing the cumulative impact on prior periods, but not the current period, of quarter-over-quarter changes in estimated long-term CPR.

The following table illustrates the impact of the PAA on premium amortization expense for the Company’s Residential Investment Securities portfolio for the quarters ended December 31, 2017, September 30, 2017, and December 31, 2016:

	For the quarters ended
	December 31, 2017	September 30, 2017	December 31, 2016
	(dollars in thousands)
Premium amortization expense (accretion)	$203,951	$220,636	$(19,812)
Less: PAA cost (benefit)	11,367	39,899	(238,941)
Premium amortization expense exclusive of PAA	$192,584	$180,737	$219,129

	For the quarters ended
	December 31, 2017	September 30, 2017	December 31, 2016
	(per average common share)
Premium amortization expense (accretion)	$0.18	$0.21	$(0.02)
Less: PAA Cost (Benefit)	0.01	0.04	(0.23)
Premium amortization expense exclusive of PAA	$0.17	$0.17	$0.21

Core earnings and core earnings (excluding PAA), core earnings and core earnings (excluding PAA) per average common share and annualized core return on average equity (excluding PAA)

One of the Company’s principal business objectives is to generate net income by earning a net interest spread on its investment portfolio, which is a function of the Company’s interest income from its investment portfolio less financing, hedging and operating costs. Core earnings, which is comprised of interest income plus TBA dollar roll incomei, less financing and hedging costsii and general and administrative expenses, and core earnings (excluding PAA), are used by management and, we believe, used by our analysts and investors, to measure its progress in achieving this objective.

The Company defines “core earnings”, a non-GAAP measure, as net income (loss) excluding gains or losses on disposals of investments and termination of interest rate swaps, unrealized gains or losses on interest rate swaps and investments measured at fair value through earnings, net gains and losses on trading assets, impairment losses, net income (loss) attributable to noncontrolling interest, corporate acquisition related expenses and certain other non-recurring gains or losses, and inclusive of TBA dollar roll income (a component of Net gains (losses) on trading assets) and realized amortization of MSRs (a component of net unrealized gains (losses) on investments measured at fair value through earnings). Core earnings (excluding PAA) excludes the premium amortization adjustment representing the cumulative impact on prior periods, but not the current period, of quarter-over-quarter changes in estimated long-term prepayment speeds related to the Company’s Agency mortgage-backed securities.

The Company believes these non-GAAP measures provide management and investors with additional details regarding the Company’s underlying operating results and investment portfolio trends by (i) making adjustments to account for the disparate reporting of changes in fair value where certain instruments are reflected in GAAP net income (loss) while others are reflected in other comprehensive income (loss), and (ii) by excluding certain unrealized, non-cash or episodic components of GAAP net income (loss) in order to provide additional transparency into the operating performance of the Company’s portfolio. Annualized core return on average equity (excluding PAA), which is calculated by dividing core earnings (excluding PAA) over average stockholders’ equity, provides investors with additional detail on the core earnings generated by the Company’s invested equity capital.

The following table presents a reconciliation of GAAP financial results to non-GAAP core earnings for the periods presented.

i TBA dollar roll transactions are accounted for as derivatives, with gains and losses reflected as a component of Net gains (losses) on trading assets in the Company’s Consolidated Statements of Comprehensive Income (Loss). TBA dollar roll income represents the economic equivalent of interest income on the underlying security less the implied cost of financing.
ii The interest component of hedging costs is reported as realized gains (losses) on interest rate swaps in the Company’s Consolidated Statements of Comprehensive Income (Loss).

	For the quarters ended
	December 31, 2017	September 30, 2017	December 31, 2016
	(dollars in thousands, except per share data)
GAAP net income (loss)	$746,771	$367,315	$1,848,483
Less:
Realized (gains) losses on termination of interest rate swaps	160,075	—	55,214
Unrealized (gains) losses on interest rate swaps	(484,447)	(56,854)	(1,430,668)
Net (gains) losses on disposal of investments	(7,895)	11,552	(7,782)
Net (gains) losses on trading assets	(121,334)	(154,208)	139,470
Net unrealized (gains) losses on investments measured at fair value through earnings	12,115	67,492	(110,742)
Net (income) loss attributable to noncontrolling interest	151	232	87
Plus:
TBA dollar roll income (1)	89,479	94,326	98,896
MSR amortization (2)	(19,331)	(16,208)	(27,018)
Core earnings *	375,584	313,647	565,940
Less:
Premium amortization adjustment cost (benefit)	11,367	39,899	(238,941)
Core earnings (excluding PAA) *	$386,951	$353,546	$326,999
GAAP net income (loss) per average common share (3)	$0.62	$0.31	$1.79
Core earnings per average common share *(3)	$0.30	$0.26	$0.53
Core earnings (excluding PAA) per average common share *(3)	$0.31	$0.30	$0.30
Annualized GAAP return (loss) on average equity	20.58%	10.98%	57.23%
Annualized core return on average equity (excluding PAA) *	10.67%	10.57%	10.13%

	For the years ended
	December 31, 2017	December 31, 2016
	(dollars in thousands, except per share data)
GAAP net income (loss)	$1,569,016	$1,432,786
Less:
Realized (gains) losses on termination of interest rate swaps	160,133	113,941
Unrealized (gains) losses on interest rate swaps	(512,918)	(282,190)
Net (gains) losses on disposal of investments	3,938	(33,089)
Net (gains) losses on trading assets	(261,438)	(230,580)
Net unrealized (gains) losses on investments measured at fair value through earnings	39,684	(86,391)
Bargain purchase gain	—	(72,576)
Corporate acquisition related expenses (4)	—	48,887
Net (income) loss attributable to noncontrolling interest	588	970
Plus:
TBA dollar roll income (1)	334,824	351,778
MSR amortization (2)	(66,667)	(48,652)
Core earnings *	1,267,160	1,194,884
Less:
Premium amortization adjustment cost (benefit)	141,836	18,941
Core earnings (excluding PAA) *	$1,408,996	$1,213,825
GAAP net income (loss) per average common share (3)	$1.37	$1.39
Core earnings per average common share *(3)	$1.09	$1.15
Core earnings (excluding PAA) per average common share *(3)	$1.22	$1.17
Annualized GAAP return (loss) on average equity	11.73%	11.75%
Annualized core return on average equity (excluding PAA) *	10.54%	9.96%

*	Represents a non-GAAP financial measure.

(1)	Represents a component of Net gains (losses) on trading assets.

(2)
Represents the portion of changes in fair value that is attributable to the realization of estimated cash flows on the Company’s MSR portfolio and is reported as a component of Net unrealized gains (losses) on investments measured at fair value.

(3)
Net of dividends on preferred stock. The quarter ended December 31, 2017 excludes, and the quarter ended September 30, 2017 includes, cumulative and undeclared dividends of $8.3 million on the Company's Series F Preferred Stock as of September 30, 2017.

(4)	Represents transaction costs incurred in connection with the Company’s acquisition of Hatteras Financial Corp.

From time to time, the Company enters into TBA forward contracts as an alternate means of investing in and financing Agency mortgage-backed securities. A TBA contract is an agreement to purchase or sell, for future delivery, an Agency mortgage-backed security with a specified issuer, term and coupon. A TBA dollar roll represents a transaction where TBA contracts with the same terms but different settlement dates are simultaneously bought and sold. The TBA contract settling in the later month typically prices at a discount to the earlier month contract with the difference in price commonly referred to as the “drop”. The drop is a reflection of the expected net interest income from an investment in similar Agency mortgage-backed securities, net of an implied financing cost, that would be foregone as a result of settling the contract in the later month rather than in the earlier month. The drop between the current settlement month price and the forward settlement month price occurs because in the TBA dollar roll market, the party providing the financing is the party that would retain all principal and interest payments accrued during the financing period. Accordingly, TBA dollar roll income generally represents the economic equivalent of the net interest income earned on the underlying Agency mortgage-backed security less an implied financing cost.

TBA dollar roll transactions are accounted for under GAAP as a series of derivatives transactions. The fair value of TBA derivatives is based on methods similar to those used to value Agency mortgage-backed securities. The Company records TBA derivatives at fair value on its Consolidated Statements of Financial Condition and recognizes periodic changes in fair value as Net gains (losses) on trading assets in the Consolidated Statements of Comprehensive Income (Loss), which includes both unrealized and realized gains and losses on derivatives (excluding interest rate swaps).

TBA dollar roll income is calculated as the difference in price between two TBA contracts with the same terms but different settlement dates multiplied by the notional amount of the TBA contract. Although accounted for as derivatives, TBA dollar rolls capture the economic equivalent of net interest income, or carry, on the underlying Agency mortgage-backed security (interest income less an implied cost of financing). TBA dollar roll income is reported as a component of Net gains (losses) on trading assets in the Consolidated Statements of Comprehensive Income (Loss).

Interest income (excluding PAA), economic interest expense and economic net interest income (excluding PAA)
Interest income (excluding PAA) represents interest income excluding the effect of the PAA, and serves as the basis for deriving average yield on interest earning assets (excluding PAA), net interest spread (excluding PAA) and net interest margin (excluding PAA), which are discussed below. The Company believes this measure provides management and investors with additional detail to enhance their understanding of the Company’s operating results and trends by excluding the component of premium amortization expense representing the cumulative impact on prior periods, but not the current period, of quarter-over-quarter changes in estimated long-term prepayment speeds related to the Company’s Agency mortgage-backed securities (other than interest-only securities), which can obscure underlying trends in the performance of the portfolio.

Economic interest expense is comprised of interest expense, as computed in accordance with GAAP, plus interest expense on interest rate swaps used to hedge cost of funds, which is a component of Realized gains (losses) on interest rate swaps in the Company’s Consolidated Statements of Comprehensive Income (Loss). The Company uses interest rate swaps to manage its exposure to changing interest rates on its repurchase agreements by economically hedging cash flows associated with these borrowings. Accordingly, adding the contractual interest payments on interest rate swaps to interest expense, as computed in accordance with GAAP, reflects the total contractual interest expense and thus, provides investors with additional information about the cost of the Company's financing strategy.

Similarly, economic net interest income (excluding PAA), as computed below, provides investors with additional information to enhance their understanding of the net economics of our primary business operations.

	For the quarters ended
	December 31, 2017	September 30, 2017	December 31, 2016
	(dollars in thousands)
Interest Income (Excluding PAA) Reconciliation
GAAP interest income	$745,423	$622,550	$807,022
Premium amortization adjustment	11,367	39,899	(238,941)
Interest income (excluding PAA) *	$756,790	$662,449	$568,081

Economic Interest Expense Reconciliation
GAAP interest expense	$318,711	$268,937	$183,396
Add:
Interest expense on interest rate swaps used to hedge cost of funds	73,957	78,564	92,841
Economic interest expense *	$392,668	$347,501	$276,237

Economic Net Interest Income (Excluding PAA) Reconciliation
Interest income (excluding PAA) *	$756,790	$662,449	$568,081
Less:
Economic interest expense *	392,668	347,501	276,237
Economic net interest income (excluding PAA) *	$364,122	$314,948	$291,844

*	Represents a non-GAAP financial measure.

Average yield on interest earning assets (excluding PAA), net interest spread (excluding PAA) and net interest margin (excluding PAA)
Net interest spread (excluding PAA), which is the difference between the average yield on interest earning assets (excluding PAA) and the average cost of interest bearing liabilities, and net interest margin (excluding PAA), which is calculated as the sum of the Company’s annualized economic net interest income (inclusive of interest expense on interest rate swaps used to hedge cost of funds) plus TBA dollar roll income (less interest expense on swaps used to hedge TBA dollar roll transactions) divided by the sum of its average interest earning assets plus average outstanding TBA derivative balances, provide management with additional measures of the Company’s profitability that management relies upon in monitoring the performance of the business.

Disclosure of these measures, which are presented below, provides investors with additional detail regarding how management evaluates the Company’s performance.

	For the quarters ended
	December 31, 2017	September 30, 2017	December 31, 2016
Economic Metrics (Excluding PAA)	(dollars in thousands)
Interest income (excluding PAA) *	$756,790	$662,449	$568,081
Average interest earning assets	$100,247,589	$89,253,094	$84,799,222
Average yield on interest earning assets (excluding PAA) *	3.02%	2.97%	2.68%
Economic interest expense *	$392,668	$347,501	$276,237
Average interest bearing liabilities	$85,992,215	$76,382,315	$72,032,600
Average cost of interest bearing liabilities	1.83%	1.82%	1.53%
Net interest spread (excluding PAA) *	1.19%	1.15%	1.15%
Net interest margin (excluding PAA) *	1.51%	1.47%	1.53%

*	Represents a non-GAAP financial measure.